EXHIBIT 25.1
                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                             ----------
                              FORM T-1
              STATEMENT OF ELIGIBILITY UNDER THE TRUST
               INDENTURE ACT OF 1939 OF A CORPORATION
                    DESIGNATED TO ACT AS TRUSTEE
                             ----------
                CHECK IF AN APPLICATION TO DETERMINE
                ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)
                             ----------
                        MARINE MIDLAND BANK
        (Exact name of trustee as specified in its charter)

           New York                               16-1057879
(Jurisdiction of incorporation                (I.R.S. Employer
or organization if not a U.S.                 Identification No.)
national bank)

140 Broadway, New York, N.Y.                  10005-1180
(212) 658-1000                                (Zip Code)
(Address of principal executive offices)

                      Warren L. Tischler, SVP
                        Marine Midland Bank
                            140 Broadway
                   New York, New York 10005-1180
                        Telephone: (212) 658-1792
     (Name, address and telephone number of agent for service)

                      FRENCH FRAGRANCES, INC.
        (Exact name of obligor as specified in its charter)

Florida                                       59-0914138
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             Identification No.)

14100 N.W. 60th Avenue
Miami, Florida                                 33014
(305) 818-8000                                 (Zip Code)
(Address of principal executive offices)

               10-3/8 % SENIOR NOTES DUE 2007, SERIES D
                   (Title of Indenture Securities)

                              General

Item 1.   General Information.

             Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervisory authority to which it is subject.

             State of New York Banking Department.

             Federal Deposit Insurance Corporation,
             Washington, D.C.

             Board of Governors of the Federal Reserve System,
             Washington, D.C.

      (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.   Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

Item 16.  List of Exhibits.

Exhibit
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T1A(i)                     *    -    Copy of the Organization
                                     Certificate of
                                     Marine Midland Bank.

T1A(ii)                    *    -    Certificate of the State of
                                     New York Banking Department
                                     dated December 31, 1993 as
                                     to the authority of Marine
                                     Midland Bank to commence
                                     business.

T1A(iii)                        -    Not applicable.

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T1A(iv)                    *    -    Copy of the existing By-Laws
                                     of Marine Midland Bank as
                                     adopted on January 20, 1994.

T1A(v)                          -    Not applicable.

T1A(vi)                    *    -    Consent of Marine Midland
                                     Bank required by Section
                                     321(b) of the Trust
                                     Indenture Act of 1939.

T1A(vii)                        -    Copy of the latest report of
                                     condition of the trustee
                                     (December 31, 1997),
                                     published pursuant to law or
                                     the requirement of its
                                     supervisory or examining
                                     authority.

T1A(viii)                       -    Not applicable.

T1A(ix)                         -    Not applicable.


     *   Exhibits previously filed with the Securities and
         Exchange Commission with Registration No. 33-53693 and
         incorporated herein by reference thereto.
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                             SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 8th day of June, 1998.

                                   MARINE MIDLAND BANK


                                   By: /s/ Frank J. Godino
                                       -------------------
                                       Frank J. Godino
                                       Vice President

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
                                                                     EXHIBIT T1A (VII)

                                                             Board of Governors of the
                                                             Federal Reserve System
                                                             OMB Number: 7100-0036
                                                             Federal Deposit
                                                             Insurance Corporation
                                                             OMB Number: 3064-0052
                                                             Office of the Comptroller
                                                              of the Currency
                                                             OMB Number: 1557-0081
FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL           Expires March 31, 1999
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                                                             Please refer to page 1,
                                                             Table of Contents, for
                                                             the required disclosure
                                                             of estimated burden.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC AND FOREIGN
OFFICES--FFIEC 031
REPORT AT THE CLOSE OF BUSINESS DECEMBER 31,
1997                                                    (971231)
This report is required by law; 12 U.S.C.               (RCRI 9999)
ss.324 (State member banks); 12 U.S.C.               This report form is to be filed
ss.1817 (State nonmember banks); and 12              by banks with branches and
U.S.C. ss.161 (National Banks).                      consolidated subsidiaries in
                                                     territories and possessions,
                                                     Edge or Agreement subsidiaries,
                                                     foreign branches, consolidated
                                                     foreign subsidiaries, or
                                                     International Banking Facilities.

NOTE: The Reports of Condition and Income            The Reports of Condition and
must be signed by an authorized officer and          Income are to be prepared in
the Report of Condition must be attested to          accordance with Federal regulatory
by not less than two directors (trustees)            authority instructions.
for State nonmember banks and three directors
for State member and National Banks.                 We, the undersigned directors
                                                     (trustees), attest to the
I, GERALD A. RONNING, EXECUTIVE VICE PRESIDENT       correctness of this Report of
   & CONTROLLER                                      Condition (including the supporting
   --------------------------------------------      schedules) and declare that it has
   Name and Title of Officer Authorized to Sign      been examined by us and to the best
   Report                                            of our knowledge and belief has
                                                     been prepared in conformance with
of the named bank do hereby declare that these       the instructions issued by the
Reports of Condition and Income (including the       appropriate Federal regulatory
supporting schedules) have been prepared in          authority and is true and correct.
conformance with the instructions issued by
the appropriate Federal regulatory authority
and are true to the best of my knowledge and
believe.

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
                                                     /s/ MALCOLM BURNETT
                                                     ----------------------------------
/s/ GERALD A. RONNING                                Director (Trustee)
----------------------------------------------
Signature of Officer Authorized to Sign Report
                                                     /s/ BERNARD J. KENNEDY
          1/26/98                                    ----------------------------------
----------------------------------------------       Director (Trustee)
Date of Signature

                                                     /s/ SAL H. ALFIERO
                                                    -----------------------------------
                                                      Director (Trustee)

SUBMISSION OF REPORTS

Each Bank must prepare its Reports of Condition     (b) in hard-copy (paper) form and
and Income either:                                      arrange for another party to
                                                        convert the paper report to
(a) in automated formand then file the computer         automated for.  That party (if
    data file directly with the banking                 other than EDS) must transmit
    agencies' collection agent, Electronic              the bank's computer data file
    Data System Corporation (EDS), by modem or          to EDS.
    computer diskette; or
                                                    To fulfill the signature and
                                                    attestation requirement for the
                                                    Reports of Condition and Income for
                                                    this report date, attach this
                                                    signature page to the hard-copy of
                                                    the completed report that the bank
                                                    places in its files.
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FDIC Certificate Number [0][0][5][8][9]
                          (RCRI 9030)

/TABLE

REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank             of Buffalo
     Name of Bank                City

in the state of New York, at the close of business
December 31, 1997

ASSETS
         Thousands
         of dollars
Cash and balances due from depository
institutions:
   Noninterest-bearing balances
   currency and coin....................................  $   928,754
   Interest-bearing balances ...........................    2,571,410
   Held-to-maturity securities..........................            0
   Available-for-sale securities........................    3,968,837

   Federal funds sold and securities purchased
   under agreements to resell...........................      497,992

Loans and lease financing receivables:
   Loans and leases net of unearned
   income...............................................   21,550,115
   LESS: Allowance for loan and lease
   losses...............................................      407,355
   LESS: Allocated transfer risk reserve................            0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................   21,142,760
   Trading assets.......................................      979,454
   Premises and fixed assets (including
   capitalized leases)..................................      225,646

Other real estate owned.................................        8,092
Investments in unconsolidated
subsidiaries and associated companies...................            0
Customers' liability to this bank on
acceptances outstanding.................................       24,795
Intangible assets.......................................      479,713
Other assets............................................      488,168
Total assets............................................   31,315,621

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LIABILITIES

Deposits:
   In domestic offices..................................   20,072,724

   Noninterest-bearing..................................    4,090,858

   Interest-bearing.....................................   15,981,866


In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..................................    3,834,827

   Noninterest-bearing..................................            0

   Interest-bearing.....................................    3,834,827


Federal funds purchased and securities sold
   under agreements to repurchase.......................    2,007,482
Demand notes issued to the U.S. Treasury................      192,186
Trading Liabilities.....................................      215,748

Other borrowed money:
   With a remaining maturity of one year
   or less..............................................    1,402,449
   With a remaining maturity of more than
   one year through three years.........................       63,601
   With a remaining maturity of more than
   three years..........................................       61,707
Bank's liability on acceptances
executed and outstanding................................       24,795
Subordinated notes and debentures.......................      497,774
Other liabilities.......................................      719,423
Total liabilities.......................................   29,092,716

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.................................................            0
Common Stock............................................      205,000
Surplus.................................................    1,984,326
Undivided profits and capital reserves..................        8,678
Net unrealized holding gains (losses)
on available-for-sale securities........................       24,901
Cumulative foreign currency translation
adjustments.............................................            0
Total equity capital....................................    2,222,905
Total liabilities, limited-life
preferred stock, and equity capital.....................   31,315,621